Exhibit 10.8

PRIVATE & CONFIDENTIAL
Level 6 Sims Group House 41 McLaren Street North Sydney NSW 2060 Australia
12 November 2007
GPO Box 4155 Sydney NSW 2001 Phone 612 9956 9100 Facsimile 612 9954 9680 www.sims-group.com
Mr Ross Cunningham Sims Group Limited 6/41 McLaren Street NORTH SYDNEY NSW 2060	Sims Group Limited ABN 37 008 634 526
Dear Ross,
The purpose of this letter is to set out the currently proposed post-Metal Management arrangement which will apply to you assuming completion. Nothing in this letter is intended to replace the conditions which apply to your employment under the letter dated 6 February 2001, and that letter will continue to have full contractual force.
1.	Effective on Closing of the Sims Metal Management transaction, you will retain your position as an ‘Executive Director’ of Sims Group Limited, reporting to Jeremy Sutcliffe.
2.	In that position your principal responsibilities during calendar 2008, will be to assist in the post closure merger integration implementation with particular focus on:
•	assisting the new Group CFO to transition agreed finance and administration functions from Sydney to Chicago/New York;

•	ensuring an agreed adequate structure remains in place in Sydney for the F08 audit and ongoing ASX, treasury and banking purposes (and recommending/appointing appropriate agreed personnel);

•	implementing and progressing the divestiture process for any agreed divesture of assets currently within your reporting responsibility area — ARA, TyreCycle, Manufacturing and LMS;

•	reviewing, and if agreed appropriate, overseeing the transition of the CME back office functions to Hong Kong or an alternate agreed location;

•	ensuring the Fiscal 08 audit is appropriately managed/completed.
These responsibilities, together with your contribution to the successful completion of the MM transaction, would constitute the basis of your F08 personal priorities for STI purposes.

3.	Your remuneration package (‘Package’) for F08 will be as per your most recent review. Your Package will be increased by 4.5% on 1 July 2008.
4.	Subject to shareholder approval, you will receive, effective 1 July 2007, a grant of three tranches of LTI Performance Rights/cash entitlements. In the event that your position is made redundant under the terms of the Company LTI Scheme, you would qualify for vesting of these three tranches, as/when the retention performance hurdles are met, notwithstanding that your employment may cease prior to those performance hurdles being met. Any further grants will be at the discretion of the Board.
5.	You will also be entitled to pro rata STI, based on any partial period of employment in the F08 and F09 bonus years.
I look forward to working with you to make the acquisition a great success for the Sims Group.
Yours sincerely,
/s/ Paul Mazoudier
Paul Mazoudier
Chairman
Sims Group

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